ASSIGNMENT OF RIGHTS AND ROYALTY AGREEMENT

     This Assignment of Rights and Royalty Agreement ("Agreement" is made this 1st day of January, 1997 by and between Wells-Gardner Electronics Corporation, an Illinois corporation (the "Company"), and Randall S. Wells, the Executive Vice President and General Manager of the Company ("Wells") and Mark Komorowski, Vice President of Business Services of the Company ("Komorowski" and together with Wells, the "Employees").

WHEREAS, each Employee is currently an employee of the Company;

WHEREAS, on the date of this Agreement, the Employees are formally transferring all of the rights to, title to and interest in the system of manufacturing, marketing, distributing and selling video projection systems known as the "Play Master Extreme" as is more fully described in the attached Exhibit A (2 specification sheets) (the "System");

WHEREAS, in exchange for the rights to the System, the Company desires to pay the Employees a royalty based on net profits derived from the sales of System products; and

WHEREAS, The parties desire to enter into this Agreement to formalize the terms of such assignment and agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual convenience and promises in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1. Originality of System. The Employees represent and warrant that the System is original, and does not, to the best of their knowledge, infringe or misappropriate the rights or properties of any third parties. Nothing in this Agreement shall be construed as warranty or representation that any manufacture, sale, lease, use or importation will be free from infringement of patents, trademarks, copyrights, or other forms of intellectual property.

Section 2.  Assignment of Rights.

(a) The Employees hereby assign and agree to assign all of their rights to, title and interest in the System and all Embodiments (as defined below), whether such interest arises under patent law, trademark law, copyright law, trade secret law, or otherwise, including the right to use the System in any and all manner throughout the world in perpetuity and the right to sue and recover damages for any past, present and future infringement or misappropriation of the System or Embodiments. "Embodiments" means the Playmaster Extreme business plan, (attached hereto as Exhibit C) the know-how to manufacture, market, use, distribute and sell the System.

(b)  Each  Employee  shall   promptly  disclose  to   the  Company   all
Embodiments.

(c) Each Employee hereby agrees that the Company may, in the Company's sole discretion, make any desired changes to any part of the System or any Embodiment, to combine it with other ideas in any manner desired.
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(d)  At the request  of the Company,  each Employee  shall promptly  and without additional compensation execute any and all patent applications,
trademark    registration    applications,    copyright     registration
applications, assignments, or other instruments that the Company deems necessary or appropriate to apply for or obtain Letters Patent of the United States or any foreign country, trademark registrations, copyright registrations or otherwise to protect the Company's interest in such System and Embodiments, the expenses for which will be borne by the Company. Each Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agents and attorneys-in-fact to, if the Company is unable for any reason to secure such Employee's signature to any lawful and necessary document required
or appropriate  to    apply  for  or  execute  any  patent  application,
trademark registration, application, copyright registration application, or other similar document with respect to the System and Embodiment (including, without limitation, renewals, extensions, continuations, divisions, or continuations in part), (i) act for and in his behalf,
(ii) execute and file any such document, and (iii) do all other lawfully permitted acts to further the prosecution of the same legal force and
effect   as if  executed  by  him.  This   designation  and  appointment
constitutes an irrevocable power of attorney coupled with an interest with respect to the System and Embodiments.

(e) The obligations of each Employee set forth in this Section (including, without limitation, the assignment obligations) will continue beyond the termination of this Agreement whether pursuant to this Agreement or otherwise. Those obligations will be binding upon each Employee, his assignees permitted under this Agreement, executors, administrators, and other representatives. In the event of termination, either voluntary or involuntary, of either or both Employee(s) by the Company, this Agreement will remain in effect. Nothing herein shall be construed as an employment agreement or the right to continue as an employee of the Company. Each Employee shall be responsible for and shall promptly discharge when and as due any taxes resulting from the receipt of payments hereunder. Each Employee shall indemnify and hold the Company harmless from and against any and all failures to pay taxes earned on amounts received hereunder.

Section 3.    Royalty.

(a)(i) In consideration of the rights granted by the Employees to the Company hereunder, the Company shall pay the Employees a royalty (the "Royalty") equal to 20% of Net Profit (as defined) made by the Company for products from the System (the "Products") per Exhibit A, equivalents and any future improvements thereof for the Royalty Period (as defined). The Company will pay the Employees the total sum of $5,000 ($2,500 to each Employee) (each, an "Advance") per year of the Agreement. The payment shall be paid by January 31 of each year of the Agreement. This amount will be deducted from the Royalty due the Employees as is outlined in this Section. The Company shall use its best efforts, as determined solely by its chief executive officer, to market and sell the System.

(a)(ii) At any time during the Royalty Period, if the Company decides to sell the System and the Embodiments and any other related equipment or inventory (Collectively, the "System Assets") and the Company receives an offer for the System Assets (the "Offer"), the Employees shall have the right, but not the obligation, to purchase the System
Assets for the same price as the Offer and on the same terms and conditions. The Company shall promptly notify the Employees of any such Offer. The Employees shall promptly notify the Company if they wish to purchase the System Assets pursuant to this Section. Such purchase and sale shall thereafter by promptly consummated.

(b) "Net Profit" means net sales (minus any allowance for returns) minus the cost of goods sold, minus any administrative, sales, advertising, trade show, warranty, research and development, direct inventory write-off, and other costs to be mutually agreed upon by the Employee(s) and the Company, all as is more fully described in the attached Exhibit B. Expenses to be allocated to the Net Profit calculation are based on expenses incurred during each year of the "Royalty Period". The "Royalty Period" shall commence on January 1, 1997 and end on December 31, 1998.

(c) The Royalty shall be accounted for and paid within 60 days after the end of each semi-annual period during the term of the Royalty Period. All payments shall be made in US dollars and shall be made in accordance with the Employees reasonable instructions.

(d) At the end of each year, the Company shall reconcile Net Profit with its final audited financial statements to the extent the Company has paid the Employees an amount in excess of 20% of the actual Net Profit for that year, such Employees shall promptly repay any amounts due to the Company. To the extent the Company has paid the Employees an amount which is less than 20% of the actual Net Profit for that year, the Company shall promptly pay such amounts due to the Employees. To the extent the Advances exceed the Royalties due to the Employees at the end of the Royalty Period, the Employees shall promptly repay such amounts to the Company.

(e) The Employee(s) reserve the right to audit the net profit calculation and supporting documentation on a semi-annual basis related to the Royalty payment in Section 3.


Section 4.    Restrictive Covenant.

(a) Restrictive Covenant. Each Employee hereby covenants and agrees that, during the term of this Agreement, and for a period of one year thereafter, each Employee will not, directly or indirectly, for himself or as an agent on behalf of, or in conjunction with any person, firm, association or corporation, compete with the Company or attempt to sell or sell any Company or equivalent products or service to any present or former (within the last 24 months) customer of the Company in the World.

(b) Modification By Court. The parties hereto agree that if for any reason, the covenants or any portion of the covenants provided for in this Section shall be deemed too expensive and therefore unreasonable, they hereby expressly authorize the court to modify those covenants or offending portions of the covenants so as to create limitations which are reasonable and enforceable.

(c) Other than for acts or omissions which violate the representations, terms or conditions of this Agreement or are illegal, the Company shall indemnify and hold the Employees harmless from any and all losses, damages, or claims (including reasonable attorney's fees) resulting from any acts of the Company's agents, employees, dealers, subcontractors, or end users or relating in any way to the content, completeness, or performance of any products covered herein including but not limited to any third party claims of patent, trademark, or copyright infringement.

(d)  Each party shall be responsible for their own litigation expenses.

Section 5. Effect of Prior Agreements. This Agreement contains the entire understanding between the Company and the Employees relating to the subject matter hereof and supersedes any prior agreement, communication, or understanding relating to the subject matter hereof between the Company and the Employees.

Section 6. Modification and Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived, except by written instrument of the party charged with such waiver. No such written waiver will be deemed to be a continuing wives unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and will not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

Section 7. Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity will not affect any other provision of this Agreement, and each provision will to the full extent consistent with law continue in full force and effect. If any provision of this Agreement is held invalid in part, such invalidity will in no way affect the rest of such provision, and the rest of such provision, together with all other provisions of this Agreement, will, to the full extent consistent with law, continue in full force and effect. The
Employees are jointly and severally liable for any breach of this Agreement by either Employee.
<PAGE)
Section 8. Notices. Any notice or consent required or permitted pursuant to the provisions of this Agreement must be in writing and will be deemed to have been properly given when sent by telecopier, provided that a copy is sent by United States mail, certified or registered; one day after deposit with a nationally recognized overnight courier service; or when personally delivered, addressed as follows:

     If to the Company:
                         Wells-Gardner Electronics Corporation
                         2701 N. Kildare Avenue
                         Chicago, Illinois  60639
                         Attn:  Anthony Spier
                         Chairman and CEO
                         Telecopy No:  773 252-8072

     With a copy to:
                         Katten, Muchin & Zavis
                         525 West Monroe Street
                         Chicago, Illinois  60661
                         Attn:  David J. Kaufman
                         Telecopy No:  312 902-1061


     If to the Employees:
                         Randall S. Wells
                         515 N. Wisner
                         Park Ridge, Illinois  60068

                         Mark Komorowski
                         8581 Ventura Drive
                         St. John, Indiana  46373

Each party will be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this Section.

Section 9. Headings. The headings and other captions in this Agreement are included solely for convenience of reference and will not affect the meaning and interpretation of any provision of this Agreement.

Section 10. Governing Law. This Agreement has been executed in the State of Illinois, and its validity, interpretation, performance, and enforcement will be governed by the laws of such state without regard to conflicts of laws principles.

Section 11. Binding Effect. This Agreement will be binding upon and inure to the benefit of each Employee, the Company, and their respective successors and permitted assigns. The Company will be entitled to assign its rights and duties under this Agreement provided that the Company will remain liable to each Employee should such assignee fail to perform its obligations under this Agreement.

Section 12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and each Employee has signed this Agreement, as of the date first above written.

                         WELLS-GARDNER ELECTRONICS CORPORATION


                         By:  ANTHONY SPIER
                              Anthony Spier, Chairman and CEO

                              RANDALL S. WELLS
                              Randall S. Wells

                              MARK KOMOROWSKI
                              Mark Komorowski
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